Exhibit 10.1

April 27, 2002

Mr. Wayne Wetherell
10883 Thornmint Road
San Diego, CA 92127

Dear Wayne:

        When signed by you in the space provided below, this letter will represent an amendment to the Employment Agreement (the "Agreement") between ImageWare Systems, Inc. and you dated April 1, 1997 and revised March 1, 1999 wherein that Agreement will be extended through April 30, 2003 and extended thereafter for additional one year terms unless either party shall give thirty (30) day notice prior to the expiration of a term. All other terms remain in effect as written in the Agreement.

Sincerely

/s/ JIM MILLER

Jim Miller
Chairman and CEO

Accepted and Agreed:

/s/ WAYNE WETHERELL

Wayne Wetherell